SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         April 7, 2005 (March 25, 2005)


                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)


          Delaware                       000-28583                 13-3081571
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)

                  4302 First Avenue, Brooklyn, New York     11232
               ----------------------------------------   ----------
               (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (718) 788-3690
                                                           --------------


















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ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers


On March 28, 2005 Douglas Szalasny resigned as a member of the Board of Directors of New York Regional Rail Corporation (the "Company"). Mr Szalasny cited personal reasons unrelated to the company as the reason for his resignation. Mr Szalasny did not resign as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 25, 2005 James Cornell was elected as the Chairman of the Company's Board of Directors. James W. Cornell named NYRR Chairman of the Board. Mr. Cornell was elected to the post of NYRR Chairman in 2005. He is President of Praxiis Business Advisors and since 1980 has advised companies to turnaround of troubled operations, mergers and acquistions, government contracts and security.He holds an Master of Business Administration from SUNY Empire State College and has been awarded numerous professional credentials, notably including the Certified Turnaround Professional, Certified in Mergers & Acquisitions, Certified Protection Professional designations.He is a member of the board of the Alliance of Merger & Acquisition Advisors, and a Governor of the Federation Board of Governors of SUNY Empire State College.


Lawrence F Pignataro, Jr, was elected to the Board of NYRR in 2005. He has been the President of Pignataro Financial Group since 1987, and has over 20 years experience as a Financial and Tax Advisor. He has a Bachelor of Science, from SUNY Empire State College and a Master of Science in Management from the American College.















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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2005



                                            NEW YORK REGIONAL RAIL CORPORATION
                                                      (Registrant)


                                            By: /s/ Donald B. Hutton
                                                --------------------------------
                                          Name: Donald B. Hutton
                                         Title: Chief Executive Officer